Exhibit 1

AGREEMENT REGARDING JOINT FILING

OF

STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the “SEC”) any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of common stock of Chyron Corporation. For that purpose, the undersigned hereby constitute and appoint London Merchant Securities PLC, a public limited company organized under the laws of England and Wales, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with Section 13(d) and Section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

LONDON MERCHANT SECURITIES PLC

Dated: April 17, 2003	By:	/s/ ROBERT A. RAYNE
Robert A. Rayne, Director

LION INVESTMENTS LIMITED

By:	/s/ ROBERT A. RAYNE
Robert A. Rayne, Director

WESTPOOL INVESTMENT TRUST PLC

By:	/s/ ROBERT A. RAYNE
Robert A. Rayne, Director

LMS TIGER INVESTMENTS LIMITED

By:	/s/ ROBERT A. RAYNE
Robert A. Rayne, Director

LMS TIGER INVESTMENTS LIMITED

By:	/s/ ROBERT A. RAYNE
Robert A. Rayne, Director

By:	/s/ ROBERT A. RAYNE
Robert A. Rayne

By:	/s/ EUGENE M. WEBER
Eugene M. Weber

By:	/s/ Angela G. Weber
Angela G. Weber

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